Exhibit 99.1

News Release

FREYR Battery Publishes Shareholder Letter

New York, Oslo and Luxembourg, November 13, 2023, FREYR Battery (NYSE: FREY) (“FREYR”) has published a letter to shareholders co-authored by Co-Founder and Executive Chairperson Tom Einar Jensen and Chief Executive Officer Birger Steen. The content of the shareholder letter, which is posted to the investor relations section of FREYR’s website, is also included below:
Dear Shareholders,
We, Tom Einar Jensen, and Birger Steen, are writing to you today to encourage you to participate and vote at our upcoming Extraordinary General Meeting (“EGM”) on December 15, 2023, in connection with our previously announced process to redomicile from Luxembourg to the U.S. The decision to redomicile to the U.S., which is home to the world’s deepest capital markets, is aligned with FREYR's strategy, the development of Giga America, and intended to add value for our shareholders, the majority of whom are based in the U.S.
Following our third-quarter results, we are also writing to reiterate our commitment to executing and generating long-term value for shareholders through a recap of our value proposition and our Board and management team’s commitment to FREYR’s mission.
We started FREYR with the vision to create an independent western producer of clean battery solutions by developing an industrialization partner of choice strategy. At our inception, we went through a rigorous technology selection process that ultimately yielded our partnership with 24M Technologies Inc. (“24M”). The 24M Technology offers a potential step change in performance and cost when operating at GWh scale. The expected advantages stem from thicker and potentially larger electrodes, potentially smaller factory footprints and lower capex, less energy consumption and fewer operators compared to conventional technology when operating at GWh scale.
We complemented this approach with an ambition to take select minority positions up and down the value chain and, when value accretive, to diversify our technology footprint to unlock new commercial opportunities and funding avenues. Here is where we stand today in the development of our strategy:
24M SemiSolid™ batteries work and are already industrialized. 24M batteries are already commercially introduced and therefore entail less technological risk than many other unconventional next generation technology options. Kyocera, another 24M licensee, have been commercially producing 24M SemiSolid™ batteries since 2019. 24M, FREYR and several of the 24M licensees have demonstrated that SemiSolid™ batteries work across different chemistries, electrode sizes and with next-generation materials. As of right now, FREYR has already semi-automatically made functional 24M pouch batteries at the Customer Qualification Plant (“CQP”) and at our technology centers in Trondheim, Norway and Fukuoka, Japan.
The CQP will demonstrate and unlock the 24M platform at GWh scale. The benefits of producing SemiSolid™ batteries are expected to be demonstrated at the CQP through producing at a higher speed, larger scale, and size than any other 24M licensee has done before, while maintaining satisfactory yields and equipment uptime. Although the process of completing commissioning is taking longer than we initially envisioned, our confidence is founded in the achievements our teams have already made; 1) all the production line equipment units are successfully installed, 2) 87% of the commissioning is complete, and 3) we have semi-automatically made and successfully charged and discharged multiple batteries in the plant.

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Exhibit 99.1

We believe that the remaining challenges are not fundamental in nature but require highly accurate software/hardware alignment and more iterations and debugging than we originally anticipated. At this advanced stage of commissioning at the CQP, we are connecting, integrating, and tuning the production line equipment to enable the continuous flow of materials through the entire system at high speed. We will continue to solve these challenges and report progress from the CQP to our shareholders including 3rd party progress reports.
Our pursuit of a conventional partnership is consistent with FREYR’s industrialization strategy and a potentially faster path to first revenues. Since our inception, our strategy has been to build FREYR into an industrialization partner of choice with offerings across the technology spectrum and at multiple points of the value chain. Based on the opportunities we are seeing, a conventional technology partnership is a viable path to potentially accelerating FREYR’s timeline to achieve first production and revenues, and to diversify into additional end markets.
FREYR’s customers, partners and vendors are committed to our industrialization journey. Our world-class partners, who operate across multiple segments of the battery value chain, recognize the impact we can have in the industry as an independent western provider of clean battery solutions. They stand with us as we scale up 24M and pursue our conventional technology strategy in parallel to develop gigafactories while we gradually establish a decarbonized supply chain.
We are re-aligning our organizational structure with our strategy and highest priority projects. In our respective new roles as Executive Chairperson and CEO, we are implementing changes designed to strengthen and expedite our ability to execute on our vision.
FREYR’s Board of Directors and management are demonstrating our commitment to FREYR’s mission by re-investing in our company. We are as confident as ever in our ability to build FREYR into a diversified global producer of clean battery solutions. Today, we are demonstrating that confidence and our commitment to you as certain members of our management team and board informed us of their intention to acquire common stock in our company in the open market. The details of such purchases will become available through SEC filings posted to the IR section of our website.
As we look toward the future, we see the U.S. as core to our strategy as we pursue the opportunities available under the Inflation Reduction Act. We look forward to capitalizing on the favorable legislative environment, strong capital markets, deep talent pool and proximity to natural resources in the U.S. and ask for your support and participation in voting for the redomiciliation.
We are excited to execute against our value proposition to create an independent, western producer of clean battery solutions. We are grateful for your support, we are determined to reward your confidence, and we are excited to deliver on FREYR’s mission together.

Tom Einar Jensen                            Birger Steen
Chairperson and Co-Founder                         Chief Executive Officer

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Exhibit 99.1

About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce clean battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the United States. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Katrin Berntsen
Vice President, Communication
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570

Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this letter, including, without limitation, any potential benefits of redomiciling to the U.S.; the development, financing, construction, timeline, capacity, and other usefulness of FREYR Battery’s (“FREYR”) production facilities or gigafactories; FREYR’s successful partnership with 24M Technologies Inc. (“24M”); FREYR’s ability to complete commissioning of its Customer Qualification Plant (“CQP”) and to achieve the targeted improvements, including producing SemiSolid™ batteries at speed and scale while maintaining satisfactory yields and equipment uptime; FREYR’s ability to achieve software/hardware alignment with more iterations and debugging and to connect, integrate and tune its production line equipment; FREYR’s ability to scale next generation technology; the 24M platform’s potential to outcompete conventional technology and its ability to lead to better application and end-user products; the acceleration of the energy transition across existing and market verticals; FREYR’s potential to become an industrialization partner of choice with offerings across the technology spectrum and at multiple points of the value chain; a conventional technology partnership’s ability to accelerate FREYR’s timeline to achieve first production and revenue by 2025 and to diversify into additional end markets complementing the initial 24M ESS and lower C-rate mobility market; FREYR’s ability to achieve scale-up of new and conventional technology into gigafactories; the commitment and any potential benefits of FREYR’s partnerships, including with Nidec and Siemens; the sufficiency of FREYR’s liquidity to respond to engineering challenges at the CQP and continue its diversification strategy with prioritized high-impact solutions; any potential benefits of the U.S. Inflation Reduction Act; the implementation and effectiveness of FREYR’s overall business, technology, capital-raising and liquidity strategies; and any potential common stock acquisition by certain members of FREYR’s management team and board of directors are forward-looking statements.
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Exhibit 99.1

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, (iii) FREYR’s annual report on Form 10-K filed with the SEC on February 27, 2023, and (iv) FREYR’s quarterly reports on Form 10-Q filed with the SEC on May 15, 2023, August 10, 2023, and November 9, 2023 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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